Exhibit 99.1

ENDO PROVIDES STATEMENT REGARDING EXPECTED FDA APPROVAL OF

GENERIC VOLTAREN® GEL PRODUCT

DUBLIN, March 21, 2016 — Endo International plc (NASDAQ: ENDP) (TSX: ENL) today provided a statement and a Frequently Asked Questions (FAQs) document regarding the expected approval by the U.S. Food and Drug Administration of a competitor’s generic version of Voltaren® Gel (diclofenac sodium topical gel) 1%.

Endo is evaluating a number of options regarding Voltaren® Gel focused on evolving its branded product strategy, determining the timing of a potential Authorized Generic product launch and maximizing overall value. The Company will provide additional detail regarding the potential financial impact of a generic entrant for Voltaren® Gel no later than its first quarter 2016 earnings presentation in early May 2016.

Endo is also providing an FAQ document with more information. This FAQ is available on the Investor Relations section of Endo’s website at www.endo.com.

About Endo International plc

Endo International plc (NASDAQ: ENDP) (TSX: ENL) is a global specialty pharmaceutical company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward- looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward- looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval (“SEDAR”) could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in the forward-looking statements contained in this press release. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.